                                                                      EXHIBIT 16

                                BDO Seidman, LLP
                          Accountants and Consultants
                               330 Madison Avenue
                            New York, New York 10017

August 1, 2001

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that  occurred on July 12,  2001,  to be filed by our former  client,  The
Bethlehem  Corporation.  We agree with the  statements  made in response to that
Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP